UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2020

RPC, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8726	58-1550825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-2140

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RES	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On January 29, 2020, RPC, Inc. (RPC or the Company) issued a press release titled "RPC, Inc. Reports Fourth Quarter 2019 Financial Results," announcing the financial results for the fourth quarter ended December 31, 2019.

Item 2.05	Costs Associated With Exit or Disposal Activities.

The Company continued the implementation of its plan initiated in the third quarter of 2019 to adjust its operating strategy in response to the decline in customer activities.  During the fourth quarter, the Company recorded impairment and other charges related to (1) closing facilities - $1.3 million; (2) retiring equipment - $1.2 million; (3) writing down inventory - $3.6 million, and (4) reducing the number of staffed fleets and its operational and administrative employee headcount - $4.5 million. Of the recorded charges totaling $10.6 million, $6.6 million will have a cash impact.

The Company believes that it has substantially completed its plan to adjust its operating strategy in the fourth quarter of 2019 and currently does not expect to record additional material charges related to the initiative in 2020.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit 99 - Press Release dated January 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RPC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPC, Inc.

Date: January 29, 2020	/s/ Ben M. Palmer
Ben M. Palmer
Vice President and Chief Financial Officer

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